EXHIBIT 10.6


                             TELESERVICES AGREEMENT

     THIS AGREEMENT, ("Agreement"), is made this 1st day of February, 2001, by
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and between e-commerce support centers, inc., a North Carolina corporation
("Vendor"), and Gibralter Publishing, Inc., a North Carolina corporation
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("Customer").
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                                    RECITALS

     1. Vendor is in the business of, among other things, providing various services including, but not limited to, outbound telemarketing and inbound customer services to customers.

     2.   Customer wishes to use Vendor's services.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein the parties agree to the following:

1.   SERVICES

     Vendor's methodology for the program will be as follows:

     A.   Outbound sales of publishing related products.

     B.   Inbound membership services.

     C. Back office support to include Oracle Database and Financials and credit card processing, Siebel systems front end and hosting of Customer propriety database and publishing software.

     D.   Scripting provided by Vendor and approved by Customer.

     E.   Training provided by Vendor.

     F.   Vendor will provide Customer with reports to be mutually agreed upon.

     G. All toll-free telephone numbers used by Vendor to provide service will be the property of Customer.

2.   PRICING FOR PROGRAM

     Training/lead generation                         $14 per hour
     Outbound Sales                                   $22 per hour
     Inbound Membership Services                      $22 per hour
     Administration Personnel                         To be provided at Cost
     Back Office                                      $15k per week
     Term                                             36 months


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3.   PAYMENT

     Payment will be made bi-monthly via bank wire or transfer. Vendor will charge a fee for late payment at the lesser of one and one-half percent (1.5%) per month, or the highest rate permitted by law. Failure to remit payment on a timely basis shall constitute a default.

     Vendor may assign unpaid delinquent charges to a collection agency for action. In the event Vendor resorts to legal action to recover monies due, Customer agrees to reimburse Vendor for all expenses incurred to recover such monies (including attorney's fees). Failure to remit payment on a timely basis shall constitute a breach and default under this Agreement. Customer authorizes Vendor to conduct a credit search, which Vendor will use to determine the credit worthiness of Customer. Vendor may terminate this Agreement if, in the sole opinion of Vendor, the results of such search are deemed unacceptable.

4.   TERM AND TERMINATION

     A. The term of this Agreement shall begin on the date the contract is initiated by Customer and continue for a minimum duration of thirty six (36) months. This Agreement shall thereafter continue on a month-to-month basis until terminated by either party upon thirty (30) days written notice to the other. All obligations of the parties under this Agreement which, by their nature, would continue beyond the termination, cancellation or expiration of this Agreement shall survive such termination, cancellation or expiration.

     B. Vendor reserves the right to terminate its Services to Customer in the event that Vendor ceases to offer telemarketing services to third parties upon not less than thirty (30) days advance notice to Customer. Vendor undertakes to continue to offer the Services provided in this Agreement for at least six (6) months from the effective date of this Agreement.

     C. Vendor randomly monitors inbound and outbound telephone calls of all representatives. In the event Customer holds issue to the quality of the services, or Vendor does not meet performance metrics identified in Program Description upon notice and full description from Customer, Vendor will have thirty (30) days to cure. In the event that Vendor does not cure the situation with thirty (30) days Customer has the right to terminate this Agreement with forty five (45) days written notice.

5.   INDEMNIFICATION

     A. Customer shall at all times defend, indemnify and hold harmless Vendor, its affiliates, distributors and all officers, directors, shareholders, successors and assignees of each of the foregoing from and against, and pay and reimburse Vendor for, any and all liabilities, losses, damages, out-of-pocket cost or expenses (including interest, penalties and reasonable attorneys fees and expense incurred in the investigation or defense of any of the same or in asserting their respective right hereunder) arising out of or relating to (1) professional services provided by Vendor to Customer; (2) any alleged act or omission of Vendor, its employees, subcontractors or agents in the performance of the activities contemplated hereby; (3) any failure by Customer to abide by


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any of the covenants set forth herein; and (4) from all costs, liabilities, damages and attorneys' fees resulting from Vendor's performance of its obligations under this Agreement.

     B. Notwithstanding this provision, Customer shall not be liable to Vendor for any costs, liabilities, damages and attorneys fees arising from the willful and/or intentional acts of Vendor's employees, agents, and/or representatives.

6.   ASSIGNMENT

     Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except that Vendor upon written notice to Customer may assign this Agreement to any affiliated entity, or to a successor entity upon the merger, reorganization, consolidation, or sale of all or substantially all of Vendor's assets. Any attempt to assign this Agreement in contravention of this Section shall be void and of no force and effect.

7.   CONTINGENCIES

     Vendor will not be liable for delays, damages or failures in performance due to causes beyond its reasonable control, including, but not limited to: embargoes, wars, the elements, labor disputes, government requirements, acts of a governmental body, acts of God, acts of third parties, fires, floods, labor strikes or related disputes, or an inability to obtain necessary Equipment or Services, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other causes beyond its control whether or not similar to the foregoing; provided, however, that performance of each party's obligations hereunder shall not be excused by reason of an act of a government authority in the exercise of its enforcement powers against a party for the alleged violation of any law, rule or regulation. Any event that prevents Vendor from performing its obligations hereunder and that is beyond its reasonable control, and without the fault or negligence of Vendor, shall constitute an excusable delay.

8.   USE OF INFORMATION

     This Agreement and all technical and business information, including customer lists, customer data and all other customer information, in whatever form recorded or furnished to Customer under or in contemplation of this Agreement and identified as proprietary by Vendor shall remain the property of Vendor. Unless Vendor otherwise agrees in writing, such information: (1) shall be treated in confidence by Customer and used by Customer only for the purposes of performing the obligations under this Agreement; (2) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement; (3) shall be made available only to such employees of Customer who have a need to have access to such information and have been obligated to comply with the terms of this Article; and (4) shall, together with any copies thereof, be returned, be destroyed, or, if in the form of software recorded on an erasable storage medium, be erased when no longer needed or this Agreement terminates, whichever occurs first. The above conditions do not apply to any part of the information that is known to Customer free of any obligation to keep


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in confidence. Customer agrees to adhere to the requirements of this Article for two (2) years following the termination or expiration of this Agreement.

     Notwithstanding any provision of the preceding paragraph to the contrary, all data and information provided by Customer, or which Vendor was paid to produce specifically for Customer, or which is otherwise acquired by Vendor on Customer's behalf (collectively, "Customer Data"), shall at all times be owned exclusively by Customer. Vendor shall treat Customer Data in confidence consistent with the provisions regarding the treatment of Vendor confidential information in the preceding paragraph, and shall use such Customer Data only in order to carry out its rights and obligations hereunder. Vendor shall return all Customer Data to Customer at the termination or expiration of this Agreement.

9.   APPLICABLE LAW

     The construction, interpretation and performance of this Agreement is a contract under the laws of the State of North Carolina, U.S.A., excluding its choice of law provisions, which shall be the exclusive place of jurisdiction and venue. Litigation concerning this Agreement may be commenced in either the North Carolina State Courts or the U.S. Federal Courts located in North Carolina. In the event of litigation between the parties over this Agreement or any of its terms, the prevailing party shall be entitled to recover its attorneys' fees and costs from the non-prevailing party in addition to any and all other remedies to which it may be entitled.

10.  NOTICES

     Any notices or demands or other communications which under the terms of this Agreement or under any statute must or may be given or made by Customer or Vendor shall be in writing and to the respective parties as set forth herein.

     Notices to Vendor shall be addressed to:

          e-commerce support centers, inc.
          1650A Gum Branch Road
          Jacksonville, North Carolina 28540
          Attention:  Legal Department, General Counsel
          Telecopier:  509.692.6949

     Notices to Customer shall be addressed to:

          Gibralter Publishing, Inc.
          1650A Gum Branch Road
          Jacksonville, North Carolina 28540
          Attention:  Legal Department, General Counsel
          Telecopier:  509.692.6949

     Either party may change the notice address or addressee by giving notice thereof to the other party. Notices may be given by first class U.S. mail (postage pre-paid, registered and with return receipt requested), nationally recognized express courier, confirmed facsimile, or personally. Notices shall be


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deemed to have been given on the date of delivery when delivered personally or by facsimile, on receipt if delivered by express courier or by hand, and three
(3) days after delivery to the United States Postal Service if mailed.

11.  NON-WAIVER

     Vendor's failure at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided shall in no way be construed to be a waiver of such provisions, rights, remedies of options or in any way to affect the validity of this Agreement. The exercise by Vendor of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice Vendor from exercising thereafter of the same or any other rights, remedies or options.

12.  COMPLIANCE WITH LEGAL REQUIREMENTS

     Both parties shall comply with all applicable federal, state, and local laws and executive orders and regulations issued pursuant thereto. Both parties warrant and represent that they are empowered to enter into this Agreement and that the signatories hereto can bind the parties to this Agreement.

13.  CONSEQUENTIAL DAMAGES

     Neither party shall be entitled to indirect, incidental or consequential damages including, without limitation, lost profits, based on any breach or default of this Agreement by the other party, regardless of the foreseeability of such damages and/or the knowledge of the other party.

14.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts and all such counterparts shall be treated as the same binding agreement. In any litigation between the parties, a photocopy of this Agreement shall be accepted into evidence.

15.  INDEPENDENT CONTRACTORS

     The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of employer and employee, franchiser and franchisee or joint venture. This Agreement does not establish or constitute Customer as Vendor's agent for any purposes whatsoever. Nothing contained in this Agreement shall be deemed to create or construed as creating a joint venture or partnership between the parties. Each party is an independent contractor and may not create any obligation on the other party, express or implied.

16.  CONFIDENTIALITY

     The parties shall keep the provisions of this Agreement and any order issued hereunder confidential, except as reasonably necessary for the performance thereunder and except to the extent that applicable laws or regulations may require disclosure. In the latter case, the party required to


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make such disclosure shall promptly inform the other party prior to making such disclosure in sufficient time to enable that party to make known any objections it may have to such disclosure.

17.  RELEASES VOID

     Neither party shall require releases or waivers of any personal rights from representatives of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them in any action or proceeding.

18.  HEADINGS

     All headings contained in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause.

19.  SEVERABILITY

     If any of the terms or conditions in this Agreement are properly found to be invalid or unenforceable by a government body, the remaining terms or conditions of this Agreement shall not be affected by the finding and shall continue to apply.

20.  ENTIRE AGREEMENT

     This Agreement is the entire agreement between Customer and Vendor on the subject matter, and it supersedes all prior oral or written representations, express or implied, understandings or agreements, without limitation, any marketing or promotional material that may be supplied by Vendor. This shall constitute the entire agreement between the parties concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between them or their affiliates. In the event of a conflict between this Agreement and the Attachments, this Agreement shall prevail. This Agreement may not be changed or waived except as permitted by this Agreement or by a written document that is signed by both parties.

21.  SURVIVAL OF OBLIGATIONS

     This section and the sections referenced herein and the sections entitled INDEMNIFICATION, USE OF INFORMATION, TERM AND TERMINATION, NOTICES, SEVERABILITY, APPLICABLE LAW, CONFIDENTIALITY, and CONSEQUENTIAL DAMAGES.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above set forth, to be effective as of February 1, 2001.

                                        E-COMMERCE SUPPORT CENTERS, INC.


                                        By: /s/ Terrence J. Leifheit
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                                           Terrence J. Leifheit, President


                                        GIBRALTER PUBLISHING, INC.


                                        By: /s/ Terrence J. Leifheit
                                           ------------------------------------
                                           Terrence J. Leifheit, President


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